Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Tom Filandro - ICR, Inc.
Managing Director
tom.filandro@ircinc.com
(646) 277-1235

BIG LOTS PROVIDES BUSINESS UPDATE

QUARTER-TO-DATE COMPARABLE SALES UP APPROXIMATELY 7.5%; ECOMMERCE DEMAND UP APPROXIMATELY 135%

FOURTH QUARTER DILUTED EPS EXPECTED TO BE IN THE RANGE OF $2.40 TO $2.50

Columbus, Ohio -- January 13, 2021 -- Big Lots, Inc. (NYSE: BIG) today provided an update on results for the fourth quarter of fiscal 2020. On a quarter-to-date basis, the company has achieved a comparable sales increase of approximately 7.5%, reflecting double-digit comps in all merchandise categories other than Seasonal, which is down by a mid-teen percentage due to low levels of Christmas inventory in December, and Food, which is up low single digits. Ecommerce demand quarter-to-date is up approximately 135%. The company has seen an acceleration in trends in January and, for the quarter as a whole, expects comps to increase slightly from the quarter-to-date rate.

Based on this sales outlook, the company estimates it will generate diluted EPS in the range of $2.40 to $2.50 for the fourth quarter of fiscal 2020, versus $2.39 of diluted EPS reported for the comparable quarter last year. This guidance continues to reflect an expectation of gross margin rate approximately flat to last year, with benefits from lower markdowns offset by a significant adverse freight impact as a result of transportation capacity constraints and DC processing backlogs caused by restoration of inventory levels and Covid-related labor shortages. The guidance also continues to reflect operating expenses up by approximately the same dollar amount as the third quarter of fiscal 2020, including additional year-over-year expense from the company’s sale and leaseback of its distribution centers, higher bonus and stock compensation expense, and additional expenses related to Covid-19.

The guidance further incorporates the repurchase of approximately 1.2 million shares on a quarter-to-date basis at an average cost of $45.41 per share for an aggregate amount of approximately $55.7 million. The company has approximately $344 million remaining available under a $500 million share repurchase authorization approved by its Board of Directors on August 27, 2020.

Commenting on today’s announcement, Bruce Thorn, President and CEO of Big Lots stated, “I am pleased with our fourth quarter performance to date and our outlook for the balance of the period. This has been a hard-fought quarter that posed some challenges including softer-than-planned

Investor Relations Department

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traffic in December, low levels of Christmas seasonal inventory, and extraordinary supply chain circumstances created by Covid-19. Despite these headwinds, our underlying performance has remained strong and we are pleased with the improvement in sales trends we are seeing in January.”

Mr. Thorn continued, “This has been an unprecedented year for our nation, our industry, and our company. Our team has continued to respond exceptionally well to quickly changing circumstances enabling us to deliver an expected record-setting year with strong double-digit comps and adjusted diluted EPS close to double the $3.67 we reported last year. As we enter the new year, we remain very confident about the ongoing benefits from our Operation North Star initiatives. Meanwhile, as ever, I am extremely grateful for the dedication, commitment and compassion of our 37,000 associates.”

As previously announced, the company will be participating in the 2021 ICR Conference, which will be a virtual event this year. Bruce Thorn, President and CEO of Big Lots, Jonathan Ramsden, Executive Vice President, Chief Financial & Administrative Officer, and Jack Pestello, Executive Vice President, Chief Merchandising Officer, are scheduled to participate in a fireside chat today, Wednesday, January 13, 2021, which will be broadcast live beginning at approximately 9:30 AM Eastern Time. A webcast will be available through the Investor Relations section of the company’s website at https://www.biglots.com/corporate/investors/

If you are unable to join the live webcast, an archive will be available at https://www.biglots.com/corporate/investors/ on January 13, and will remain available through midnight, January 20, 2021.

About Big Lots, Inc.
Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is a neighborhood discount retailer operating 1,410 stores in 47 states, as well as a best-in-class ecommerce platform with expanded capabilities via BOPIS, curbside pickup, Instacart and, now, PICKUP with same day delivery. The company’s product assortment is focused on home essentials: Furniture, Seasonal, Soft Home, Food, Consumables, Hard Home, and Electronics, Toys & Accessories. Big Lots’ mission is to help people Live BIG and Save Lots. The company strives to be the BIG difference for a better life by delivering unmatched value to customers through surprise and delight, being a "best place to work" culture for associates, rewarding shareholders with consistent growth and top-tier returns, as well as doing good in local communities. For more information about the company, visit www.biglots.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “approximate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business

Investor Relations Department

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strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance and are applicable only as of the dates of such statements. Although the company believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect business, financial condition, results of operations or liquidity.

Forward-looking statements that the company makes herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, developments related to the COVID-19 coronavirus pandemic, current economic and credit conditions, the cost of goods, the inability to successfully execute strategic initiatives, competitive pressures, economic pressures on customers and the company, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of the company’s most recent Annual Report on Form 10-K, and other factors discussed from time to time in other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the company makes on related subjects in public announcements and SEC filings.

Investor Relations Department

Investor_relations@biglots.com

https://www.biglots.com/corporate/investors